Exhibit 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of May 20, 2016 by and among Fortress Biotech, Inc. (“Fortress”), Adam J. Chill (“Chill”), Arthur A. Kornbluth (“Kornbluth”), Neil Herskowitz (“Herskowitz”), EJF Opportunities, LLC (“EJF”), Stephen B. Pudles (“Pudles”), Jose M. Aldeanueva (“Aldeanueva”), Jeffrey J. Gutovich Profit Sharing Plan (“GPSP”) and Barry Rodgers (“Rodgers”) and CB Pharma Acquisition Corp., a Cayman Islands company (the “Company”). Fortress, Chill, Kornbluth and Herskowitz are each herein referred to individually as a “Seller” and collectively as the “Sellers”. EJF, Pudles, Aldeanueva, GPSP and Rodgers are each herein referred to individually as an “Investor” and collectively as the “Investors”.

RECITALS

The Company was formed on August 26, 2014 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

Sellers collectively own an aggregate of (i) 265,000 units (“Private Units”), each Private Unit consisting of one ordinary share, par value $0.0001 per share (the “Ordinary Share”), of the Company, one right to receive one-tenth (1/10) of an Ordinary Share upon consummation of a Business Combination (the “Rights”) and one warrant to purchase one-half (1/2) of an Ordinary Share for $11.50 per full share (the “Warrants”) and (ii) 1,050,000 Ordinary Shares (the “Insider Shares”).

The Investors have approached the Company and the Sellers with a proposal to take control of the Company’s Board of Directors and use their best efforts to introduce the Company to suitable targets for a Business Combination.

The Company’s Board of Directors has determined that the Investors offer the Company the best chance to consummate a Business Combination and that it is in the best interests of the Company’s shareholders to enter into this Agreement.

In consideration of the foregoing, pursuant to this Agreement, the Sellers will transfer, for an aggregate purchase price of $1.00, the 1,050,000 Insider Shares to the Investors.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“14f-1 Information” means the information necessary under Section 14(f) of the 1934 Act and Rule 14f-1 thereunder relating to the matters set forth in Section 3.1.4 herein.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in the 1933 Act and the rules and regulations promulgated thereunder.

“Business Combination” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or legal or bank holiday in the City of New York, State of New York. If any time period set forth in this Agreement expires on other than a Business Day, such period shall be extended to and through the next succeeding Business Day.

“Claim” has the meaning set forth in Section 8.16.

“Company SEC Documents” means all documents, as such documents may have been amended (and, if amended, only the most recent form of such document shall be deemed to be one of the “Company SEC Documents”), filed by the Company with the SEC under either the 1933 Act or the 1934 Act since its formation.

“Indemnified Damages” has the meaning set forth in Section 6.1.

“Insider Shares” has the meaning set forth in the Preamble.

“Investor” and “Investors” has the meaning set forth in the Preamble.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset, other than (i) Liens created by the Investor, (ii) restrictions on transfer pursuant to securities laws or the Share Escrow Agreement and (iii) liens created by the Amended and Restated Memorandum and Articles of Association. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Ordinary Shares” has the meaning set forth in the Preamble.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Private Units” has the meaning set forth in the Preamble.

“Proxy Statement” has the meaning set forth in Section 7.3

“Rights” has the meaning set forth in the Preamble.

“SEC” means the Securities and Exchange Commission.

“Seller” and “Sellers” has the meaning set forth in the Preamble.

“Share Escrow Agent” means Continental Stock Transfer & Trust Company.

“Share Escrow Agreement” means that certain Share Escrow Agreement dated as of December 12, 2014 by and among the Sellers, the Company and the Share Escrow Agent.

“Trust Account” means the account into which certain proceeds from the Company’s initial public offering of securities and sale of the Private Units were deposited.

“Waiting Period” shall mean (i) the date of the meeting to approve the extension provided for in Section 7.3 if the 14f-1 Information is included in the Proxy Statement or (ii) 10 days after the date an information statement is distributed to holders of the Company’s Ordinary Shares including the 14f-1 Information if such information is not included in the Proxy Statement.

“Warrants” has the meaning set forth in the Preamble

Any reference in this Agreement to (i) a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder and (ii) the word “including” shall mean “including, without limitation.”

ARTICLE 2

TRANSFER OF INSIDER SHARES

2.1.          Transfer of Insider Shares. Sellers are as of the date hereof transferring the 1,050,000 Insider Shares to the Investors, in the amount set forth next to such Seller’s name as set forth on Schedule 2.1 attached hereto, which Insider Shares shall continue to be held in escrow pursuant to the Share Escrow Agreement, for an aggregate purchase price of $1.00. Sellers have delivered duly executed instruments of transfer and a notice to the Share Escrow Agent evidencing the agreement of the Sellers set forth herein.

ARTICLE 3

DELIVERIES

3.1.          Deliveries by Sellers, Investors and Company. The Sellers, the Investors or the Company, as the case may be, shall deliver on the date hereof:

3.1.1            Amendments to the insider letters previously executed by each Seller, in the forms attached hereto as Exhibits A-1 through A-2.

3.1.2            A letter agreement executed by the Sellers addressed to the Share Escrow Agent, in the form attached hereto as Exhibit B, with respect to the transfer of the Insider Shares, along with appropriate instruments of transfer to effectuate same, and the $1.00 purchase price from the Investor;

3.1.3            Resignations of Lindsay A. Rosenwald (“Rosenwald”), Michael Weiss (“Weiss”) and George Avgerinos as officers of the Company and a certificate, signed by Rosenwald, attaching resolutions appointing Edward J. Fred (“Fred”) as Chief Executive Officer and President of the Company, and Jose M. Aldeanueva as Chief Financial Officer, Treasurer and Secretary of the Company, all effective upon approval of the Extension and expiration of the Waiting Period;

3.1.4           Resignations of each of Rosenwald, Weiss, Chill, Kornbluth and Herskowitz as a director of the Company and a certificate, signed by Rosenwald, attaching resolutions that elect each of Fred and Aldeanueva as a Class C director, each of Pudles and Jeffrey J. Gutovich (“Gutovich”) as a Class B director, and Rodgers as a Class A director, all effective upon approval of the Extension and expiration of the Waiting Period;

3.1.5            Insider letters, in the form attached hereto as Exhibits C-1 through C-7, for each of the Investors and Fred and Gutovich (which shall include Trust Account indemnity provisions and, with respect to the Investors, an acknowledgement by the Investors to become parties to the Share Escrow Agreement with respect to the Insider Shares);

3.1.6            A notice to the Company from the Sellers, in the form attached hereto as Exhibit D, with respect to the assignment of Sellers’ registration rights with respect to the Insider Shares;

3.1.7            An executed letter agreement, in the form attached hereto as Exhibit E, terminating the Company’s use of office space, administrative, technology and secretarial services, at 3 Columbus Circle, 15th Floor, New York, NY 10019 or 2 Gansevoort St., 9th Floor, New York, NY 10014, and forgiving all remaining amounts owed by the Company thereunder;

3.1.8            A certificate executed by Fortress irrevocably converting, at the consummation of a Business Combination, the outstanding principal amount of loans made by Fortress to the Company in the aggregate amount of $325,000 into additional Private Units of the Company at $10.00 per Private Unit;

3.1.9           A certificate, signed by Rosenwald, indicating that (i) the Company has extinguished any and all liabilities except for the prepaid assets and the liabilities set forth on Schedule 3.1.9 attached hereto and such other liabilities known to the signatories that would not, when paid, reduce the Company’s out of trust cash balance below $0, and (ii) the Company has not executed any definitive agreements, letters of intent or any other agreement or understanding with respect to any Business Combination that has not been abandoned prior to the date hereof; and

3.1.10         Such other certificates, instruments and documents, if any, as may be necessary to consummate the transactions contemplated by this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

4.1.          Each of the Sellers, severally and not jointly, makes the representations and warranties contained in this Section 4.1 to the Investors, intending that the Investors rely on each of such representations and warranties in order to induce the Investors to enter into and complete the transactions contemplated by this Agreement.

4.1.1           Authorization of Sellers. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby are within each Seller’s powers and have been duly authorized by all necessary action on the part of such Seller. This Agreement constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms.

4.1.2           Governmental Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each Seller, require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

4.1.3           Non-contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each Seller, do not and will not (i) contravene, conflict with, or result in a violation or breach of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to such Seller, (ii) except as set forth in Schedule 4.1.3, contravene, conflict with, or result in a violation or breach of any provision of any written or oral agreement to which any Seller is a party, (iii) except as set forth in Schedule 4.1.3, require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any Seller is entitled under any provision of any agreement or other instrument binding upon any Seller or any license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of any Seller, or (iv) result in the creation or imposition of any Lien on the Insider Shares.

4.1.4           Title to Shares. Subject to the terms and provisions of the Share Escrow Agreement, each Seller has good and valid legal title to, and beneficial ownership of, the respective Insider Shares owned by it or him and full legal right and power to transfer and deliver the Insider Shares owned by it or him to the Investors in the manner provided in this Agreement. Upon the transfer of the Insider Shares, the Investors will receive good and valid legal title to, and full beneficial ownership of, the Insider Shares owned by such Seller, free and clear of all Liens, subject to the terms and provisions of the Share Escrow Agreement.

4.1.5           Litigation. There is no litigation or other administrative or judicial proceedings pending or, to the Sellers’ knowledge, threatened that might endanger each Seller’s right to transfer the Insider Shares owned by it or him to the Investor. There are no judgments against any Seller that might endanger such Seller’s right to transfer the Insider Shares owned by it or him to the Investors in accordance with the terms of this Agreement.

4.1.6           Employment or Consulting Agreements. Neither any Seller nor any Affiliate of any Seller is a party to any employment agreement or consulting agreement with the Company.

4.1.7           Repayment of Loans. Except with respect to the loans made by Fortress to the Company that will be converted into additional Private Units upon consummation of a Business Combination as described herein, each Seller hereby confirms that all loans made by it or him or its or his Affiliates to the Company and/or its Affiliates have been satisfied in full and no such Seller is due any further amounts from the Company or its Affiliates for any purpose.

4.1.8           Possession of Company Property. Except as set forth on Schedule 4.1.8, no Seller is in possession of any Company property.

4.1.9           No Other Company Agreements. No Seller has entered into any agreements on behalf of the Company except such agreements as have been fully performed or agreements that have been filed by the Company as exhibits to the Company SEC Documents.

4.1.10         Finders’ and Advisory Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any Seller, who might be entitled to any fee or commission from any Seller in connection with the transactions contemplated in this Agreement.

4.2.          The Company makes the representations and warranties contained in this Section 4.2 to the Investors, intending that the Investors rely on each of such representations and warranties in order to induce the Investors to enter into and complete the transactions contemplated by this Agreement.

4.2.1           Company Authorization. This Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of the Company.

4.2.2           Corporate Existence and Power. The Company is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

4.2.3           Governmental Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

4.2.4           Non-contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company, do not and will not (i) contravene, conflict with, or result in a violation or breach of any provision of the Amended and Restated Memorandum and Articles of Association of the Company or any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, (ii) except as set forth in Schedule 4.2.4, contravene, conflict with, or result in a violation or breach of any provision of any written or oral agreement to which the Company or any Seller is a party, (iii) except as set forth in Schedule 4.2.4, require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of the Company, or (iv) result in the creation or imposition of any Lien on the Insider Shares.

4.2.5           Capitalization. The authorized capital stock of the Company consists of 100,000,000 Ordinary Shares, 5,536,000 of which shares are issued and outstanding, and 1,000,000 preferred shares, none of which shares are issued and outstanding. All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. Except as contemplated by this Agreement or as disclosed in the Company SEC Documents (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no restrictions on the transfer of the Company’s capital stock other than those arising from securities laws. Except as set forth in this Agreement or in the Company SEC Documents, no Person is entitled to (x) any preemptive or similar right with respect to the issuance of any securities of the Company, or (y) any rights with respect to the registration of any securities of the Company under the 1933 Act.

4.2.6           SEC Filings. As of its filing date, as any such filing may have been amended prior to the date hereof, each Company SEC Document complied, as to form and content in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.2.7           No Undisclosed Material Liabilities. Since February 29, 2016, there has been no material change in the financial condition of the Company. Except as disclosed in the Company SEC Documents, there are no material liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations incurred in the ordinary course of business consistent with past practices since February 29, 2016 or in connection with the transactions contemplated hereby.

4.2.8           Litigation. There is no litigation or other administrative or judicial proceedings pending or, to the Company’s knowledge, threatened against the Company. There are no judgments against the Company.

4.2.9           Finders’ and Advisory Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company, who might be entitled to any fee or commission from the Company in connection with the transactions contemplated in this Agreement.

4.2.10         Recent Financial Transactions. Attached hereto as Schedule 4.2.10 is a ledger of all payments made by the Company since February 29, 2016. This ledger was prepared from the books and records of the Company and represents all payments made by the Company during this time period.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each of the Investors, severally and not jointly, makes the representations and warranties contained in this Article 5 to the Company and Sellers intending that the Company and Sellers rely on each of such representations and warranties in order to induce the Company and Sellers to enter into and complete the transactions contemplated by this Agreement.

5.1.          Authorization. The execution, delivery and performance by each Investor of this Agreement and the consummation by each Investor of the transactions contemplated hereby are within each Investor’s power and have been duly authorized by all necessary action. This Agreement constitutes a valid and binding agreement of each Investor, enforceable against each Investor in accordance with its terms.

5.2.          Governmental Authorization. The execution, delivery and performance by each Investor of this Agreement and the consummation by each Investor of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, or foreign, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

5.3.          Investment Representations.

5.3.1           Acknowledgment. Each Investor understands and agrees that the Insider Shares have not been registered under the 1933 Act or the securities laws of any state of the U.S. and that the transfer of the Insider Shares will be effected in reliance upon one or more exemptions from registration afforded under the 1933 Act.

5.3.2           Status. Each Investor represents and warrants to Sellers that he is an “Accredited Investor” as defined in the rules promulgated under the 1933 Act. Each Investor understands that the Insider Shares will be transferred to such Investor in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth in this Agreement, in order that the Sellers may determine the applicability and availability of the exemptions from registration on which Sellers are relying.

5.3.3           Opinion. Each Investor will not transfer any or all of the Insider Shares absent an effective registration statement under the 1933 Act and applicable state securities law covering the disposition of such Insider Shares, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the 1933 Act and the registration or qualification requirements of any applicable U.S. state securities laws.

5.4.          Review of Company SEC Documents. Each Investor has reviewed the Company SEC Documents, including the exhibits thereto.

5.5.          Finders’ and Advisory Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any Investor who might be entitled to any fee or commission from the Company in connection with the transactions contemplated in this Agreement.

ARTICLE 6

INDEMNIFICATION

6.1.          Indemnification by Sellers. From and after the date of this Agreement, Sellers, severally and not jointly, shall indemnify, defend and hold harmless the Investors, the Company and their respective officers, directors, shareholders, employees, agents and Affiliates and their successors and assigns against any loss, claim, damage, cost, obligation, liability, penalty and expense, including all legal and other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, cost, obligation, liability, penalty or expense or action in respect of such matters (collectively referred to as “Indemnified Damages”), occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, such Seller contained in this Agreement or any other agreement or certificate provided for in this Agreement.

6.2.          Indemnification by the Company. From and after the date of this Agreement, the Company shall indemnify, defend and hold harmless the Investors and their respective officers, directors, shareholders, employees, agents and Affiliates and its successors and assigns against any Indemnified Damages occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, the Company contained in this Agreement or any other agreement or certificate provided for in this Agreement or arising out of, or resulting from, the operation of the Company prior to the date hereof to the extent that such claim is not covered by directors’ and officers’ liability insurance maintained by the Company.

6.3.          Indemnification by Investors. From and after the date of this Agreement, each Investor, severally and not jointly, shall indemnify defend and hold harmless Sellers and their heirs, personal representatives, agents, successors, and Affiliates against any Indemnified Damages occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, such Investor contained in this Agreement or any other agreement provided for in this Agreement or arising out of, or resulting from, the operation of the Company by such Investor after the date hereof to the extent that such claim is not covered by directors’ and officers’ liability insurance maintained by the Company.

6.4.          Notice of Indemnification. Upon receipt by an indemnified party of notice of the commencement against it of any action involving a claim, such indemnified party, if a claim in respect of such action is to be made by it against any indemnifying party under this Article 6, shall promptly notify in writing the indemnifying party of such commencement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of such commencement, the indemnifying party will be entitled to participate in the defense and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of the action, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense, the indemnifying party will not be liable to such indemnified party under this Article 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the written consent of such indemnifying party. The indemnifying party will not settle or compromise any claim or action without the written consent of the indemnified party (which consent shall not be unreasonably withheld).

6.5.          Charter Protections; Directors’ and Officers’ Liability Insurance.

6.5.1           All rights to indemnification for acts or omissions occurring through the date hereof now existing in favor of any of the Sellers as provided in the Company’s Amended and Restated Memorandum and Articles of Association shall survive the execution of this Agreement and the closing of the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms.

6.5.2           For a period of either (i) six (6) years after the date hereof if the Company consummates a Business Combination or (ii) three (3) years after the date hereof if the Company dissolves and liquidates prior to the consummation of a Business Combination, the Company shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Sellers), with respect to claims arising from facts and events that occurred through the date hereof.

6.5.3           If the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.5.

6.6           Limitations on Indemnification.

6.6.1           Absent fraud, no indemnified party shall be entitled to recover from an indemnifying party for, and the indemnified parties waive any right to recover, punitive, special, indirect, exemplary, and consequential damages (including lost income, revenue or profits, multiples of earnings, or any diminution in value) arising in connection with or with respect to any claim under this Agreement.

6.6.2           In the event any indemnification claim is brought against any Seller or the Sellers jointly, each Investor expressly agrees that its recourse against any Seller or the Sellers jointly is expressly limited to the Seller’s or Sellers’ interest in the Private Units, Rights and Warrants. Each Investor agrees it will not seek satisfaction from, and has no right to make any claim against, any other assets, properties or monies of the Seller or Sellers.

ARTICLE 7

COVENANTS

7.1.          Release of Company and its Officers and Directors. Sellers hereby release the Company and its officers, directors and shareholders from any claims they may have now or in the future, whether contractual, statutory or otherwise, against any of the Company, its officers, directors and shareholders relating to the Company or its securities, including but not limited to (i) the formation of the Company,  (ii) the operation of the Company (including agreements between the Sellers and the Company) up to the date hereof and (iii) the dismissal of any Seller as an officer, director or employee of the Company, if applicable. Notwithstanding the foregoing, nothing herein shall be construed as a waiver or release of (x) any claim for indemnification that any Seller may have against the Company regardless of whether such claim arises after the date hereof or (y) any rights under this Agreement or any of the agreements executed in connection herewith. The Company hereby releases each Seller and its officers, directors and shareholders from any claims it may have now or in the future, whether contractual, statutory or otherwise, against any of the Sellers, its officers, directors and shareholders relating to the Company or its securities, including but not limited to (i) the formation of the Company and (ii) the operation of the Company (including agreements between the Sellers and the Company). Notwithstanding the foregoing, nothing herein shall be construed as a waiver or release of any rights under this Agreement or any of the agreements executed in connection herewith.

7.2.          Assignment of Registration Rights. Sellers hereby conditionally assign to the Investors Sellers’ rights and obligations under that certain Registration Rights Agreement dated as of December 12, 2014 among the Company and each of the parties executing a signature page thereto with respect to the Insider Shares, but shall retain all such rights with respect to any securities not being transferred to the Investors including the Private Units.

7.3.          Post-Transfer Actions. The parties agree to take all actions reasonably necessary, at Investors’ sole expense, to obtain an additional 6 months for the Company to consummate a Business Combination (the “Extension”) and to effectuate the matters set forth in Section 3.1.4, including preparing the necessary proxy statement seeking shareholder approval to amend the Company's Amended and Restated Memorandum and Articles of Association to provide for such extension (the “Proxy Statement”) and including in such Proxy Statement, or filing a separate information statement to include, the 14f-1 Information.

7.4.          Arrangements in connection with Business Combination. Fortress acknowledges and agrees that if, in order to consummate any Business Combination, the holders of public Rights or Warrants are required to agree to restructure such securities in any way, Fortress will consent to restructure the Rights or Warrants, as applicable, included within the Private Units in the same manner.

7.5.          Delivery of Records. Promptly after the request of the Investor, Sellers shall deliver all of the Company’s organization documents, minute and stock record books and the corporate seal, books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and computer software and programs to the Investor. Sellers may retain copies of all of the foregoing.

7.6.          Further Assurances. Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other documents and instruments as are reasonably required for the performance of such party’s obligations hereunder and will take all commercially reasonable actions as may be necessary to consummate the transactions contemplated hereby and to effectuate the provisions and purposes hereof.

ARTICLE 8

MISCELLANEOUS

8.1.          Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be delivered or sent, with the copies indicated, by personal delivery, facsimile (with confirmation of receipt by intended recipient and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable international carrier) to the parties as follows (or at such other address as a party may specify by notice given pursuant to this Section):

To the Sellers:	Lindsay A. Rosenwald
Fortress Biotech, Inc.
2 Gansevoort St., 9th Floor
New York, NY 10014
Facsimile:

To the Company:	CB Pharma Acquisition Corp.
2 Gansevoort St., 9th Floor
New York, NY 10014
Attn: Lindsay A. Rosenwald, M.D.
Facsimile:

In either case, with a copy to:	Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attn: David Alan Miller, Esq.
Facsimile: (212) 818-8881

To the Investor:	c/o Broad and Cassell
One Biscayne Tower
2 South Biscayne Blvd.
21st Floor
Miami, FL 33131
Attn:
Facsimile: (305) 373-9443

With a copy to:	Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attn: David Alan Miller, Esq.
Facsimile: (212) 818-8881

All notices shall be deemed given and received one business day after their delivery to the addresses for the respective party(ies), with the copies indicated, as provided in this Section.

8.2.          Entire Agreement. This Agreement contains the sole and entire binding agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all other prior written or oral agreements among them.

8.3.          Amendment. No amendment or modification of this Agreement shall be valid unless in writing and duly executed by the parties affected by the amendment or modification.

8.4.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, heirs, successors and permitted assigns.

8.5.          Waiver. Waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.

8.6.          Captions. The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

8.7.          Construction. In the construction of this Agreement, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and the singular and the masculine, feminine and neuter genders include all other genders. Since all parties have engaged in the drafting of this Agreement, no presumption of construction against any party shall apply.

8.8.          Section References. All references contained in this Agreement to Sections shall be deemed to be references to Sections of this Agreement, except to the extent that any such reference specifically refers to another document. All references to Sections shall be deemed also to refer to all subsections of such Sections, if any.

8.9.          Severability. In the event that any portion of this Agreement is illegal or unenforceable, it shall affect no other provisions of this Agreement, and the remainder of this Agreement shall be valid and enforceable in accordance with its terms.

8.10.         Assignment. Neither this Agreement nor any rights under this Agreement may be assigned by any party without the written consent of all other parties; provided, however, the Investors may assign this Agreement to an Affiliate or Affiliates of the Investors.

8.11.         Governing Law. This Agreement and the interpretation of its terms shall be governed by the laws of the State of New York, without application of conflicts of law principles.

8.12.         Attorneys’ Fees. The Company and the Investors shall pay their respective attorneys’ fees and expenses for the negotiation and preparation of this Agreement and the other agreements contemplated by this Agreement.

8.13.         Public Disclosure. No party to this Agreement shall make any public disclosure or publicity release pertaining to the existence of the subject matter contained in this Agreement without notifying and consulting with the other parties; provided, however, that notwithstanding the foregoing, each party shall be permitted to make required filings with the SEC. With respect to the press release and Form 8-K to be filed in connection with this transaction, the Company shall provide the Sellers and the Investors with a copy of such release in advance and a reasonable opportunity to comment thereon.

8.14.         Currency. All monetary amounts in this Agreement are stated in United States dollars ($) and shall be paid in that currency. No changes shall be made in any of such amounts based upon changes in the value of the United States dollar against any other currency.

8.15.         Execution in Counterparts; Facsimile Signatures. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

8.16.         Trust Account Waiver. Each Investor hereby waives any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”), and each Investor waives any Claim he or it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

8.17.         Preparation of Agreement. This Agreement has been prepared by Graubard Miller (“GM”) solely in its role as counsel to the Company. GM is not acting as legal counsel nor providing any legal representation or consultative services to either the Sellers or the Investor. Accordingly, both the Sellers and the Investors have been advised to seek the advice of other counsel in connection with the negotiation and preparation of this Agreement.

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The parties have executed this Agreement as of the date set forth above.

SELLERS:

/s/ Lindsay A. Rosenwald
Fortress Biotech, Inc.

/s/ Arthur A. Kornbluth
Arthur A. Kornbluth

/s/ Neil Herskowitz
Neil Herskowitz

/s/ Adam Chill
Adam Chill

COMPANY:

CB PHARMA ACQUISITION CORP.

By:	/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald
Title: CEO

INVESTORS:

/s/ Edward J. Fred
EJF Opportunities, LLC

/s/ Stephen B. Pudles
Stephen B. Pudles

/s/ Jose M. Aldeanueva
Jose M. Aldeanueva

/s/ Jeffrey J. Gutovich
Jeffrey J. Gutovich Profit Sharing

/s/ Barry Rodgers
Barry Rodgers